Exhibit 10.1

AMENDMENT NO. 3 TO SENIOR SECURED LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 3 TO SENIOR SECURED LOAN AND SECURITY AGREEMENT dated as of November 6, 2026 (this “Amendment”) is made by and among Reed’s, Inc., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and Cantor Fitzgerald Securities, as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”).

RECITALS

A. The Borrower, the Lenders and the Administrative Agent are parties to the Senior Secured Loan and Security Agreement dated as of November 14, 2024 (as amended by that certain Amendment No. 1 to Senior Secured Loan and Security Agreement dated as of September 26, 2025, as amended by that certain Amendment No. 2 to Senior Secured Loan and Security Agreement, dated as of September 30, 2026, and as further amended, restated, amended and restated, supplemented or modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement.

B. Pursuant to Section 12.5(a) of the Existing Credit Agreement, the Borrower has requested that the Lenders make certain amendments to the Existing Credit Agreement, in each case as set forth herein.

C. The Administrative Agent and the Lenders party hereto, constituting all of the Required Lenders immediately prior to giving effect to the effectiveness of this Amendment (the “Consenting Lenders”), have agreed to amend the Existing Credit Agreement on the terms and subject to the conditions set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Existing Credit Agreement Amendment

(a) The Borrower, the other Credit Parties, the Lenders and the Administrative Agent hereby agree that, effective as of the Amendment No. 3 Effective Date (defined below), the Existing Credit Agreement shall be amended as follows:

(i)	Section 1 of the Existing Credit Agreement is hereby amended to add the following definitions in appropriate alphabetical order:

“Amendment No. 3” means that certain Amendment No. 3 to Senior Secured Loan and Security Agreement, dated as of the Amendment No. 3 Effective Date, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

“Amendment No. 3 Effective Date” means November 6, 2026.

“Cash / Inventory / AR Liquidity” means the fair market value of each of the Qualified Cash, Inventory and accounts receivable owned by the Credit Parties.

(ii)	Section 7.15 of the Existing Credit Agreement shall be deleted in its entirety and replaced with the following:

“7.15. Cash / Inventory / AR Liquidity. Permit (i) during the period from and including the Amendment No. 3 Effective Date to the date on which the Borrower receives cash equity contributions in an aggregate amount of at least Two Million Five Hundred Thousand Dollars ($2,500,000) following the Amendment No. 3 Effective Date (the “Increased Liquidity Period”), the Cash / Inventory / AR Liquidity at any time to be less than Eleven Million Dollars ($11,000,000) and (ii) following the Increased Liquidity Period, the Cash / Inventory / AR Liquidity as of 11:59 p.m. (New York City Time) on the last day of each month to be less than Eleven Million Dollars ($11,000,000).”

(iii)	Section 8.13 of the Existing Credit Agreement shall be deleted in its entirety and replaced with the following:

“8.13. Required Equity Contribution. The Borrower fails to receive cash equity contributions in an aggregate amount of at least Two Million Five Hundred Thousand Dollars ($2,500,000) following the Amendment No. 3 Effective Date but on or prior to November 20, 2026.”

Section 2. Representations and Warranties.

To induce the other parties hereto to enter into this Amendment, each Credit Party represents and warrants to each of the Lenders and the Administrative Agent that immediately before and immediately after giving effect to this Amendment:

(a)	the execution, delivery and performance of this Amendment is within such Credit Party’s corporate or other organizational power and has been duly authorized by all necessary corporate or other organizational action of such Credit Party; this Amendment has been duly executed and delivered by such Credit Party and is a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms;

(b)	the execution and delivery of this Amendment and the performance by such Credit Party hereof (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Change, (b) will not violate any (i) of such Credit Party’s Operating Documents or (ii) Requirements of Law applicable to such Credit Party which violation, in the case of this clause (b)(ii), could reasonably be expected to have a Material Adverse Change and (c) will not violate or result in a default under any material contractual obligation to which such Credit Party is a party which violation, in the case of this clause (c), could reasonably be expected to result in a Material Adverse Change;

(c)	no Default or Event of Default has occurred and is continuing; and

(d)	the representations and warranties set forth in Article 5 of the Existing Credit Agreement, as amended, are true and correct in all material respects on and as of the date hereof (and in all respects if any such representation or warranty is already qualified by materiality or Material Adverse Change), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

Section 3. Amendment Effectiveness.

The effectiveness of this Amendment is subject to the satisfaction (or waiver in writing by the Consenting Lenders) of the following conditions (the date on which such conditions are satisfied or waived, the “Amendment No. 3 Effective Date”):

(a)	the receipt by the Administrative Agent of this Amendment executed and delivered by a duly authorized signatory of (i) the Borrower, (ii) each other Credit Party, (iii) the Administrative Agent and (iv) each Lender (which may include a copy transmitted by facsimile or other electronic method); and

(b)	as of the Amendment No. 3 Effective Date (immediately after giving effect to the effectiveness of this Amendment), the representations and warranties set forth in Section 2 hereof are true and correct in all material respects.

Each Lender, by delivering its signature page to this Amendment, shall be deemed to have consented to, approved or accepted or to be satisfied with, each document required hereunder to be consented to, approved by or acceptable or satisfactory to a Lender.

Section 4. Extension Fee

The Borrower shall pay to Whitebox (or its designee) an extension fee in the amount of Twenty-Five Thousand Dollars ($25,000) (the “Extension Fee”), which Extension Fee shall be due and payable on or prior to November 20, 2026. The Extension Fee shall be fully earned on the Amendment No. 3 Effective Date, shall not be refundable for any reason whatsoever and shall not be subject to counterclaim or set-off. The failure of the Borrower to pay the Extension Fee when due shall constitute an Event of Default under Section 8.1 of the Credit Agreement. The Consenting Lenders consent to the payment of the Extension Fee.

Section 5. Effect of Amendment.

Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall constitute a “Loan Document” for all purposes of the Existing Credit Agreement, as amended hereby, and the other Loan Documents.

Section 6. Counterparts.

This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or electronic (i.e., “pdf” or “tiff”) transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

Section 7. Governing Law, Etc.

The terms of Sections 11.1 (Waiver of Jury Trial), 11.2 (Governing Law and Jurisdiction) and 11.3 (Submission to Jurisdiction) of the Existing Credit Agreement are hereby incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

Section 8. Headings.

The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9. Direction to Administrative Agent.

The undersigned Lenders party hereto (which constitute all of the Lenders) hereby (a) consent to the execution, delivery and performance by the Administrative Agent of this Amendment, (b) authorize and direct the Administrative Agent to execute and deliver this Amendment and such other documents as may be reasonably requested by the Borrower in connection therewith, and to perform its obligations thereunder, and (c) acknowledge and agree that the direction in this Section 9 constitutes a direction from the Required Lenders under the provisions of Article 9 of the Credit Agreement. The Credit Parties and the Lenders party hereto expressly agree and confirm that (a) the Administrative Agent’s right to indemnification, as set forth in Exhibit B of the Existing Credit Agreement, as amended, shall apply, in accordance with the terms thereof, with respect to any and all losses, claims, liabilities, costs and expenses that the Administrative Agent suffers, incurs or is threatened with relating to actions taken or omitted by the Administrative Agent in connection with this Amendment and the other Loan Documents, (b) all other rights, protections, privileges, immunities, exculpations, and indemnities afforded to the Administrative Agent under the Loan Documents shall apply to any and all actions taken or omitted by the Administrative Agent in connection with this Amendment and the other Loan Documents and (c) the Administrative Agent may conclusively rely upon (and shall be fully protected in relying upon) the Register in confirming that the Lenders party hereto constitute the Consenting Lenders on and as of the date hereof. Each undersigned Lender hereby severally represents and warrants to the Administrative Agent that, on and as of the date hereof, it is duly authorized to enter into this Amendment and perform its obligations hereunder.

[Remainder of page left intentionally blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

REED’S, INC.,
as the Borrower

By:	/s/ Douglas McCurdy
Name:	Douglas McCurdy
Title:	Chief Financial Officer

[Signature Page to Amendment No. 3]

CANTOR FITZGERALD SECURITIES,
as Administrative Agent and Collateral Agent

By:	/s/ Christian Wall
Name:	Christian Wall
Title:	Global Head of Fixed Income

Legal Reviewed

Akin Newbraugh

/s/ AN

[Signature Page to Amendment No. 3]

WHITEBOX RELATIVE VALUE PARTNERS, LP,
as a Term Loan Lender and a Lender

By:	/s/ Andrew Thau
Name:	Andrew Thau
Title:	Managing Director

WHITEBOX GT FUND, LP,
as a Term Loan Lender and a Lender

By:	/s/ Andrew Thau
Name:	Andrew Thau
Title:	Managing Director

WHITEBOX MULTI-STRATEGY PARTNERS, LP,
as a Term Loan Lender and a Lender

By:	/s/ Andrew Thau
Name:	Andrew Thau
Title:	Managing Director

PANDORA SELECT PARTNERS, LP,
as a Term Loan Lender and a Lender

By:	/s/ Andrew Thau
Name:	Andrew Thau
Title:	Managing Director

[Signature Page to Amendment No. 3]